Exhibit 32.2

Section 906 Certification
In connection with the Quarterly Report on Form 10-Q of Amentum Holdings, Inc. (the “Company”) for the three months ended July 3, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Financial Officer of the Company certifies, to the best of his knowledge and belief pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)     The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 11, 2026
/s/ Travis B. Johnson
Travis B. Johnson
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)